                            SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT ("AGREEMENT") dated as of May 3, 1995, is entered into by and between COMDISCO, INC., a Delaware corporation ("SUBORDINATED CREDITOR"), and BIOSTAR, INC., a Delaware corporation (the "BORROWER"), for the express benefit of the SENIOR CREDITOR (as defined below).

                                    RECITALS

         A. Concurrently herewith, the Subordinated Creditor is advancing to the Borrower a secured loan of money in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) evidenced by a Subordinated Promissory Note dated the same date as this Agreement (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "SUBORDINATED NOTE") made by the Borrower in favor of the Subordinated Creditor. The Borrower's obligations to the Subordinated Creditor evidenced by the Subordinated Note are secured by the personal property collateral granted by the Borrower to the Subordinated Creditor pursuant to a Subordinated Security Agreement dated as of the same date as this Agreement (as the same may from time to time be amended, modified, supplemented or restated, the "SUBORDINATED SECURITY AGREEMENT").

         B. The Borrower has advised the Subordinated Creditor that it contemplates entering into a loan agreement (as the same may from time to time be amended, modified, supplemented or restated, the "LOAN AGREEMENT") with a financial institution or a syndicate of financial institutions to be determined (such financial institution or syndicate of financial institutions, including, without limitation, any agent or other representative for such syndicate being hereinafter referred to individually and collectively as the "SENIOR CREDITOR"), pursuant to which the Senior Creditor shall make available to the Borrower, on a senior secured basis, certain extensions of credit as described in the Loan Agreement.

         C. In contemplation of the Borrower obtaining such senior secured financing and the conditions expected to be imposed by such Senior Creditor as conditions precedent to making available to the Borrower the proceeds of such financing, and in order to assist the Borrower to obtain such senior secured financing, the Subordinated Creditor is willing to enter into this Agreement with the Borrower for the express benefit of the Senior Creditor, on the terms and subject to the conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in order to induce the Senior Creditor to enter into a Loan Agreement and to make extensions of credit available to the Borrower thereunder, and to grant such renewals or extensions thereof constituting Senior Debt (as defined in Section 1, below), and intending to be legally bound, the Subordinated Creditor and the Borrower hereby severally agree for the benefit of the Senior Creditor as set forth below.

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "SENIOR DEBT" means (i) the principal amount of all indebtedness of the Borrower to the Senior Creditor under the Loan Agreement and any promissory note or other evidence of indebtedness executed by the Borrower pursuant to the Loan Agreement in favor of the Senior Creditor; (ii) all other indebtedness and obligations of the Borrower to the Senior Creditor under or relating to any of the Loan Agreement or any agreement, document or instrument executed by the Borrower pursuant to or in connection with the Loan Agreement (collectively, the "SENIOR LOAN DOCUMENTS"); (iii) all amounts due or to become due relating to any of the foregoing, including, without limitation, all interest, all loan and other fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of Title 11 of the United States Code, the Bankruptcy Rules promulgated pursuant thereto, or any subsequent bankruptcy law of the United States (the "BANKRUPTCY CODE"); and (iv) any and all obligations pursuant to any amendment of any of the foregoing in favor of the Senior Creditor.

         "SUBORDINATED DEBT" means (i) the principal amount of all indebtedness of the Borrower which shall from time to time exist in favor of the Subordinated Creditor under the Subordinated Note; (ii) all other indebtedness and debt obligations of the Borrower to the Subordinated Creditor under or relating to any of the Subordinated Note or any agreement, document or instrument, including, without limitation, the Subordinated Security Agreement, executed by the Borrower pursuant to the Subordinated Note (collectively, the "SUBORDINATED LOAN DOCUMENTS"); (iii) all amounts due or to become due relating to any of the foregoing, including, without limitation, all interest and all fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code); and (iv) any and all obligations pursuant to any amendment, replacement, substitution, extension or renewal of any of the foregoing in favor of the Subordinated Creditor. Notwithstanding anything to the contrary contained in this definition of "SUBORDINATED DEBT", there shall be expressly excluded from such definition (1) the Warrant Agreement dated as of May 3, 1995 between Borrower and the Subordinated Creditor pursuant to which Borrower granted Subordinated Creditor the right to purchase 214,285 shares of Series E Preferred Stock ("WARRANT AGREEMENT"); (2) the principal amount of all indebtedness of the Borrower which shall from time to time exist in favor of the Subordinated Creditor under the Master Lease Agreement dated as of the same date as this Agreement (as the same may from time to time be amended, modified, supplemented or restated, the "MASTER LEASE AGREEMENT") entered into between the Borrower and the Subordinated Creditor; (3) all other indebtedness and obligations of the Borrower to the Subordinated Creditor under or relating to any of the Master lease Agreement or any agreement, document or instrument, including, without limitation, any schedules to the Master Lease Agreement, executed or delivered by the Borrower pursuant to the Master Lease Agreement, including, but not limited to the Warrant Agreement issued in connection therewith dated May 3, 1995; and (4) all amounts due or to become due relating to any of the foregoing, including, without limitation, all interest and all fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code) (collectively, the "EXCLUDED LEASE OBLIGATIONS").





                                       2.

         2.      SUBORDINATION.

                 (a) On the terms and conditions set forth below, the payment and performance, and the Subordinated Creditor's right to receipt thereof, of the Subordinated Debt is hereby subordinated to the full and final payment and performance, and the Senior Creditor's right to receipt thereof, of the Senior Debt. Subject to and except as set forth in Section 3, below, the Subordinated Creditor shall not ask, demand, sue for, take or receive from the Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Borrower, or any successor or assign of the Borrower, including, without limitation, any receiver or trustee (the term "BORROWER" hereinafter shall include any such successor or assignee of the Borrower), to the Subordinated Creditor, or be owing by any other person to the Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to the Subordinated Creditor pursuant to the Subordinated Security Agreement, unless and until all Senior Debt shall have been fully and finally paid in cash and all commitments to extend credit under the Loan Agreement shall have been terminated (the temporary reduction of outstanding obligations, liabilities and indebtedness of the Borrower to the Senior Creditor not being deemed to constitute full payment or satisfaction thereof).

                 (b) The Subordinated Creditor expressly understands that the Senior Creditor is expected not to permit the Subordinated Creditor to create, maintain or perfect any lien on or in any property of the Borrower, other than the security interest granted in favor of the Subordinated Creditor in certain of the Borrower's personal property under and as described in the Subordinated Security Agreement. If, notwithstanding the foregoing, any lien shall be created or shall arise (including, without limitation, the security interests granted in favor of the Subordinated Creditor pursuant to the Subordinated Security Agreement), whether by operation of law or otherwise, and may from time to time exist in favor of the Subordinated Creditor in or on any property of the Borrower securing all or any portion of the Subordinated Debt, then, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements, mortgages or other documents, any liens granted by the Borrower in favor of the Senior Creditor shall in all respects be first and senior liens, superior to any liens in favor of the Subordinated Creditor, including, without limitation, the security interests granted in favor of the Subordinated Creditor pursuant to the Subordinated Security Agreement. The Subordinated Creditor shall not have any right to possession of any such property or to foreclose upon any such property, whether by judicial action or otherwise, and all liens in and on the property of the Borrower shall be held in trust by the Subordinated Creditor for the benefit of the Senior Creditor unless and until all of the Senior Debt shall have been fully and finally paid in cash and all commitments to extend credit under the Loan Agreement shall have been terminated. In the event the Senior Creditor releases any of its collateral security for the Senior Debt which constitutes collateral security for part or all of the Subordinated Debt, at the request of the Senior Creditor, so long as the Subordinated Debt is paid in full, the Subordinated Creditor shall thereupon execute and deliver to the Borrower such termination statements and releases as the Senior Creditor shall reasonably request to release the Subordinated Creditor's lien, if any, in or on such property. This subordination is intended to define the rights and duties of the Subordinated Creditor and Senior Creditor; it is not intended that any third party shall benefit from it. If the effect of this subordination provision would be to give any third party a priority





                                       3.

status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Senior Creditor and the Subordinated Creditor shall be determined in accordance with applicable law.

                 (c) No agreement or instrument evidencing any obligation of the Borrower to the Subordinated Creditor may be modified or amended without the Senior Creditor's prior written consent, which consent shall not be unreasonably withheld or delayed.

         3.      PERMITTED PAYMENTS; PAYMENT BLOCKAGE.

                 (a)      Notwithstanding anything to the contrary contained in
Section 2, above, but subject expressly to Section 3(b), below, the Borrower shall be permitted to make, and the Subordinated Creditor shall be permitted to accept or receive, (i) scheduled repayments of principal when due under the Subordinated Note, (ii) scheduled payments of accrued interest when due under the Subordinated Note and (iii) payments of reimbursable expenses and costs expressly provided for in the Subordinated Note and the other Subordinated Loan Documents. The payments permitted to be made by the Borrower under this
Section 3(a) shall herein be collectively referred to as the "PERMITTED
PAYMENTS."

                 (b) Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, the Subordinated Creditor shall not, after delivery of written notice to the Subordinated Creditor from the Senior Creditor that (i) an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (an "ACCELERATION NOTICE") or (ii) an Event of Default has occurred, but in respect of which the Senior Creditor has not yet declared the Senior Debt due and payable prior to the date on which it would otherwise have become due and payable (a "BLOCKAGE NOTICE"), accept or receive any payment of any kind, including any Permitted Payment, of or on account of the Subordinated Debt, (A) in the case of any event described in clause (i) above, unless and until such Senior Debt shall have been fully and finally paid in cash or such Acceleration Notice shall have been rescinded by the Senior Creditor in writing (whether as the result of the Borrower having cured all Events of Default or otherwise), or (B) in the case of any event described in clause (ii) above, unless and until the expiration of the Blockage Period. Upon the expiration of the Blockage Period, the Subordinated Creditor shall be entitled to receive all Permitted Payments not previously paid. Each Blockage Notice shall be effective as of the date of delivery thereof to the Subordinated Creditor. As used herein "BLOCKAGE PERIOD" means a period of time beginning on the delivery date of a Blockage Notice and terminating on the earlier to occur of:

                 (1) the one hundred eightieth (180th) day following such date;

                 (2) the Senior Creditor's written consent to such termination;

                 (3) commencement of a judicial proceeding by the Senior Creditor to collect or enforce any of the Senior Debt or giving notice of any non-judicial sale of any of the collateral for the Senior Debt;





                                       4.

                 (4) the cure to the reasonable satisfaction of the Senior Creditor of each Event of Default which is the basis for the applicable Blockage Notice (such cure of each of the Events of Default which is the basis for such Blockage Notice being deemed to also be a cure of any default under the Subordinated Note arising as a result of the occurrence and continuance of any such Event of Default); or

                 (5) an Event of Default under the Loan Agreement relating to an Insolvency Event (as defined in Section 6, below).

The Senior Creditor shall not be permitted to issue more than one (1) Blockage Notice in any twelve (12) moth period.

         4. ENFORCEMENT RIGHTS. Any rights of the Subordinated Creditor to accelerate the maturity of the Subordinated Debt, enforce any claim, including any default remedy, with respect to the Subordinated Debt, or otherwise to take any action against the Borrower or the Borrower's property with respect to the Subordinated Debt shall be subject to any Blockage Period given pursuant to Section 3 hereof.

         5. SUBORDINATED DEBT OWED ONLY TO THE SUBORDINATED CREDITOR. The Subordinated Creditor hereby warrants and represents to the Senior Creditor that the entire Subordinated Debt created in favor of the Subordinated Creditor is owing only to the Subordinated Creditor, that the Subordinated Debt has not been assigned to any other person, and that no subordinations of the Subordinated Debt have previously been made for the benefit of any other person. The Subordinated Creditor hereby covenants to the Senior Creditor that the entire Subordinated Debt created in favor of the Subordinated Creditor shall continue to be owing only to the Subordinated Creditor and any collateral security therefor, including, without limitation, the collateral security granted to the Subordinated Creditor pursuant to the Subordinated Security Agreement, shall continue to be held solely for the benefit of the Subordinated Creditor unless assigned in accordance with the terms of this Agreement.

         6. THE SENIOR CREDITOR'S PRIORITY. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of the Borrower or the proceeds thereof to the creditors of the Borrower, or the readjustment of the Senior Debt and the Subordinated Debt of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of the Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of the Borrower's business, or upon the sale of all or any substantial part of the Borrower's property (any of the foregoing being hereinafter referred to as an "INSOLVENCY EVENT"), then, and in any such event, the Senior Creditor shall be entitled to receive full and final payment in cash of any and all of the Senior Debt before the Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof: (a) all payments and distributions of any kind or character, whether in cash or property or securities in respect of the Subordinated Debt to which the Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement (other than pursuant to the





                                       5.

Warrant Agreement), shall be paid to the Senior Creditor and applied in payment of the Senior Debt; (b) the Subordinated Creditor shall promptly file a claim or claims, on the form required in such proceedings, for the full outstanding amount of the Subordinated Debt, and shall use its best efforts to cause said claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Senior Creditor; (c) the Subordinated Creditor hereby irrevocably agrees that in the event Subordinated Creditor fails to file a claim or claims, the Senior Creditor may in the name of the Subordinated Creditor, or otherwise, prove up any and all claims of the Subordinated Creditor relating to the Subordinated Debt; and (d) in the event that, notwithstanding the foregoing, any payment or distribution of any kind or character, whether in cash, properties or securities (other than pursuant to the Warrant Agreement), shall be received by the Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been fully and finally paid in cash, then such payment or distribution shall be received by the Subordinated Creditor in trust for and shall be promptly paid over to the Senior Creditor for application to the payments of amounts due on the Senior Debt until all amounts due on the Senior Debt shall have been fully and finally paid in cash.

         7. GRANT OF AUTHORITY. In the event of the occurrence of an Insolvency Event, and in order to enable the Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, the Senior Creditor is hereby irrevocably authorized and empowered, in the Senior Creditor's discretion, as follows:

                 (a) The Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise) but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 6, above, and give acquittance therefor and (if the Subordinated Creditor has failed to file claims or proofs of claim on or before forty-five (45) days prior to the date such claims or proofs of claim must be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim and take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditor hereunder;

                 (b) The Subordinated Creditor shall duly and promptly take such action as the Senior Creditor may request to execute and deliver to the Senior Creditor such powers of attorney, assignments, or other instruments as they may request in order to enable the Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein; and

                 (c) To the extent that payments or distributions on account of the Subordinated Debt are made in property other than cash, the Subordinated Creditor authorizes the Senior Creditor to sell such property to such buyers and on such terms as are commercially reasonable in the situation in question. Following full and final payment in cash of the Senior Debt, the Senior Creditor shall remit to the Subordinated Creditor to the extent of the Subordinated Creditor's interest therein, all payments or distributions paid to and held by the Senior Creditor in excess of the Senior Debt.





                                       6.

         8. PAYMENTS RECEIVED BY THE SUBORDINATED CREDITOR. Should any payment or distribution or security be received by the Subordinated Creditor upon or with respect to the Subordinated Debt (other than Permitted Payments and any security issued pursuant to the Warrant Agreement) prior to termination of this Agreement in accordance with Section 11, below, the Subordinated Creditor shall receive and hold the same in trust, as trustee, for the benefit of the Senior Creditor and shall forthwith deliver the same to the Senior Creditor in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), for application to any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by the Subordinated Creditor as the property of the Senior Creditor.

         9. FURTHER ASSURANCES; COOPERATION. The Subordinated Creditor agrees to cooperate with the Senior Creditor and to take all actions that the Senior Creditor may reasonably require to enable the Senior Creditor to realize the full benefits of this Agreement.

         10. ASSIGNMENT OF CLAIMS. The Subordinated Creditor agrees that until the termination of this Agreement in accordance with Section 11, below, the Subordinated Creditor will not assign to others any portion of the Subordinated Debt unless such assignment is made expressly subject to this Agreement.

         11. TERMINATION OF AGREEMENT. This Agreement shall be effective and may not be terminated or otherwise revoked by the Subordinated Creditor until the date which is 105 days following the date on which the Senior Debt shall have been fully, completely and finally paid in cash and all commitments under the Loan Agreement shall have been terminated.

         12. ADDITIONAL AGREEMENTS. At any time and from time to time, the Senior Creditor may enter into such agreement or agreements with the Borrower as the Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement.

         13. SUBROGATION. In case cash or other property otherwise payable or deliverable to the Subordinated Creditor shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been fully and finally paid, to the Senior Creditor's satisfaction, then and in such case, the Subordinated Creditor shall be subrogated to any rights of the Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt owed to the Subordinated Creditor shall have been paid in full. No such payments or distributions received by the Subordinated Creditor by reason of such subrogation shall, as between the Borrower and its creditors other than the Senior Creditor, on the one hand, and the Subordinated Creditor, on the other hand, be deemed to be a payment by the Borrower on account of the Subordinated Debt owed to the Subordinated Creditor.





                                       7.

         14.     THE SUBORDINATED CREDITOR'S WAIVERS AND COVENANTS.

                 (a) Without limiting the generality of any other waiver made by the Subordinated Creditor in this Agreement, the Subordinated Creditor hereby expressly waives (i) reliance by the Senior Creditor upon the subordination and other agreements (including, without limitation, any agreement to provide notice) as herein provided and (ii) any claim which the Subordinated Creditor may now or hereafter have against the Senior Creditor arising out of any and all actions which the Senior Creditor in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt,
(C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

                 (b) Without limiting the generality of any other covenant or agreement made by the Subordinated Creditor in this Agreement, the Subordinated Creditor hereby covenants and agrees that (i) the Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; (ii) the Senior Creditor shall be entitled to manage and supervise the Senior Creditor's extensions of credit to the Borrower in accordance with applicable law and the Senior Creditor's usual practices, modified from time to time as the Senior Creditor deems appropriate under the circumstances, without regard to the existence of any rights that the Subordinated Creditor may now or hereafter have in or to any of the property of the Borrower; and (iii) the Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by the Senior Creditor.

         15. REINSTATEMENT OF SENIOR DEBT. To the extent that the Senior receives payments on, or proceeds of any collateral security for the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.

         16. NO WAIVERS. The Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Borrower or the Subordinated Creditor or any noncompliance of the Borrower or the Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which the Senior Creditor may have, or with which the Senior Creditor may be charged; and no action permitted hereunder taken by the Senior Creditor shall in any way affect or impair the rights of the Senior Creditor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any such person of any right or remedy shall preclude other or further exercise thereof, or their exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement





                                       8.

be binding upon the Senior Creditor, except as expressly set forth in a writing duly signed and delivered on by the Senior Creditor.

         17. INFORMATION CONCERNING FINANCIAL CONDITION OF THE BORROWER. The Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and the Subordinated Creditor hereby agree that the Senior Creditor shall have no duty to advise the Subordinated Creditor of information known to the Senior Creditor regarding such condition.

         18. NOTICES. Unless otherwise provided herein, all notices required or desired to be given hereunder shall be deemed validly given or delivered upon the earlier of (a) actual receipt thereof or (b) three (3) business days following deposit in the United States mails, and certified or registered with postage prepaid and if addressed as set forth under each party's signature below or to such other address as such party shall advise in writing.

         19. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         20. EXPENSES. Each party hereto agrees that in the event of any dispute hereunder, any party prevailing in such dispute shall be entitled to receive its reasonable out-of-pocket fees and expenses incurred in connection with such dispute or the enforcement of any of their rights or interests hereunder, including the fees and expenses of their counsel (including outside and the allocated fees and expenses of in-house counsel).

         21. GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by and interpreted, in accordance with the laws of the State of California without regard to principles of conflicts of laws. This Agreement shall be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Senior Creditor and its successors and assigns.

         22. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective upon the later to occur of (a) the execution of counterparts by both the Subordinated Creditor and the Borrower and (b) the delivery by the Borrower to the Subordinated Creditor of written notice (the "NOTICE OF SENIOR LOAN") that the Borrower has entered into a Loan Agreement with a Senior Creditor, which notice shall identify the Senior Creditor and state the address to which notices to the Senior Creditor are to be sent. The Senior Creditor, as a third party beneficiary, does not need to execute this Agreement for this Agreement to be effective. The Borrower agrees to furnish the Subordinated Creditor with a copy of the Loan Agreement and such other Senior Loan Documents as the Subordinated Creditor shall reasonably request; provided, however, that any delay or failure by the Borrower to furnish such copies shall not limit or impair the effectiveness of this Agreement.





                                       9.

         23. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.





                                      10.

         IN WITNESS WHEREOF, this Subordination Agreement has been executed as of the date first above written.

THE SUBORDINATED CREDITOR           COMDISCO, INC.

                                    By:  /s/ James Labe
                                        ----------------------------------
                                        Name:  James Labe
                                        Title:  President, Comdisco Venture
                                                Lease Division

                                        Notices To:

                                        COMDISCO, INC.
                                        6111 North River Road
                                        Rosemont, IL 60018
                                        Attention:  General Counsel

                                        With a copy to:

                                        COMDISCO INC./VENTURE GROUP
                                        6111 North River Road
                                        Rosemont, IL 60018
                                        Attention:  James Labe


THE BORROWER                            BIOSTAR, INC.

                                        By:  /s/ Teresa W. Ayers
                                           ----------------------------------
                                        Name:  Teresa W. Ayers
                                        Title:  Vice President Finance

                                        Notices To:

                                        BIOSTAR, INC.
                                        6655 Lookout Road
                                        Boulder, Colorado 80301-3371
                                        Attention: Vice President Finance





                                      11.